Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-3 of American Public Education, Inc. of our reports dated February 18, 2011, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of American Public Education, Inc. for the year ended December 31, 2010.
We also consent to the reference to our firm under the captions “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ McGladrey & Pullen, LLP
Vienna, Virginia
May 10, 2011